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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
Friday, January 25, 2002, 6:10 p.m. Eastern Time


             Anker Coal Appoints Gerald Peacock as Interim President

         Morgantown, WV, Jan. 25/PR Newswire - Anker Coal Group, Inc. (the "Company") announced today that on Friday, January 25, 2002, its employment relationships with William D. Kilgore, Chief Executive Officer of the Company, Bruce Sparks, President of the Company, and Richard Bolen, Vice President Corporate Development, were terminated.

         In a related move, the Company announced today that Gerald Peacock has been appointed as interim President. In addition, Desko Enterprises, Inc. has been retained by Anker Energy Corporation as a consultant.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         For more information, please contact Gerald Peacock of Anker Coal Group, Inc. at (304) 594-1616.